Exhibit 16.1

Deloitte & Touche LLP 910 Bausch & Lomb Place Rochester, NY 14604 USA Tel: +1 585 238 3300 Fax: +1 585 232 2890 www.deloitte.com

August 3, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Lucid, Inc.’s Form 8-K dated August 3, 2012, and have the following comments:

1.               We agree with the statements made in the first, second, third, and fifth paragraphs.

2.               We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

Member of
Deloitte Touche Tohmatsu Limited